Exhibit 10.5

SALT BLOCKCHAIN INC.

2019 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors on August 6, 2019
Adopted by the Stockholders on August 8, 2019
Termination Date: August 6, 2029

1.    Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights and Restricted Stock. This Plan replaces the Salt Lending Holdings, Inc. Equity Incentive Plan which became effective as of November 29, 2016 (the “Prior Plan”), except that the provisions of the Prior Plan shall remain in place and shall govern all Awards which were granted under the Prior Plan prior to the Board’s adoption of this Plan as set forth above. No additional Awards will be granted under the Prior Plan following the Board’s adoption of the Plan.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or the Committee as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Applicable Laws” means the legal requirements applicable to the Plan and Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, a grant under the Plan of an Option, Stock Appreciation Right or Restricted Stock.

(d)    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such a Cause definition means, with respect to a Participant, the occurrence of any of the following events (as determined by the Company in its reasonable good faith belief): (i) such Participant’s commission of a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s material violation of any written contract, policy or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s gross negligence or willful misconduct; or (vi) such Participant’s action which constitutes “Cause” under his or her applicable employment or consulting agreement. The determination that a termination of the Participant’s continuous status as a Service Provider is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that Participant’s continuous status as a Service Provider was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. If, subsequent to a Participant's termination as a Service Provider, it is discovered that such Participant could have been terminated for Cause, the Participant shall, at the election of the Company, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. In such event, any amounts or Shares received under this Plan shall be returned to the Company within thirty (30) days of the Company’s written demand.

(g)      “Change in Control” shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such a Change in Control definition shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)    a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii)    a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; or

(iii)    the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

In no event shall any public offering of the Company’s securities be deemed to constitute a Change in Control.

Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i) – (iii) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)    “Committee” means a committee of one or more Directors appointed by the Board, in accordance with Section 4 hereof.

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Salt Blockchain Inc. (f/k/a Salt Lending Holdings, Inc.), a Delaware corporation, or any successor thereto.

(l)    “Consultant” means any person, including an advisor, engaged and compensated by the Company or any Subsidiary to render services to such entity.

(m)    “Director” means a member of the Board.

(n)    “Disability” shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such a Disability definition means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

(o)    “Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

Salt Blockchain Inc. 2019 Equity Incentive Plan

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator. For Nonstatutory Stock Options, the Board will make such determination in good faith using reasonable application of a reasonable valuation method consistent with Section 409A of the Code, taking into consideration in applying its methodology all available information material to the value of the Company.

(r)         “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(s)         “Involuntary Termination” shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term, and in the absence of such an Involuntary Termination definition means the termination of any individual as a Service Provider which occurs by reason of:

(i)    such individual’s involuntary dismissal or discharge by the Company for reasons other than Cause, or

(ii)   such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

(t)         “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u)         “Option” means a stock option granted pursuant to the Plan.

(v)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(w)         “Participant” means the holder of an outstanding Award.

(x)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(y)         “Plan” means this 2019 Equity Incentive Plan.

(z)         “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(aa) “Section 409A” means Section 409A of the Code and the treasury regulations and guidance promulgated thereunder, and any successor.

(bb) “Service Provider” means an Employee, Director or Consultant. For purposes of the Plan, a Participant shall be deemed to cease to be a Service Provider immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity. Service Provider status shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that for a leave which exceeds three (3) months, Service Provider status shall be deemed, for purposes of determining the period within which any outstanding Option held by a Participant may be exercised as an Incentive Stock Option, to cease on the first day immediately following the expiration of such three (3)-month period, unless such Participant is provided with the right to return as a Service Provider following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(dd) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ee) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Code Section 424(f).

3.      Stock Subject to the Plan.

(a)    Stock Subject to the Plan. Subject to the adjustment provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 6,000,000 Shares. The Shares may be authorized but unissued or reacquired Common Stock.

(b)    Lapsed Awards. If an Award expires, terminates or is cancelled prior to the issuance of the underlying Shares, or, if unvested Shares are forfeited to or repurchased by the Company due to the failure to vest, the unissued, forfeited or repurchased Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares surrendered by the Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(c)    Subject to the adjustment provisions of Section 11, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.       Administration of the Plan.

(a)    Procedure. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value in accordance with Section 2(q);

(ii)    to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine whether and to what extent Awards are granted hereunder;

(iv)    to determine the number of Shares to be covered by each Award granted hereunder;

(v)    to approve forms of Award Agreements for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine in its sole discretion;

Salt Blockchain Inc. 2019 Equity Incentive Plan

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)    to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 12;

(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Delegation. To the extent consistent with Applicable Laws, the Board or the Committee may authorize one or more officers to grant Awards to designated classes of Employees and Consultants, within limits specifically prescribed by the Board or the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to other officers.

(d)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights and Restricted Stock may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Options.

(a)    Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(d)   Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may, at the Administrator’s determination, consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the exercise date of the Option equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided, further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) consideration received through a net exercise of the Option pursuant to which the Company will withhold a number of Shares otherwise deliverable pursuant to the exercise of the Option with such withheld Shares valued at Fair Market Value on the exercise date of the Option; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(f)      Exercise of Option.

(i)         Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

Salt Blockchain Inc. 2019 Equity Incentive Plan

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)         Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested Shares. Should the Participant cease to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per Share equal to the lower of (i) the exercise price paid per Share or (ii) the Fair Market Value per Share at the time of the Participant’s ceases to be a Service Provider. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

(g)      Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(i)         Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant ceases to be a Service Provider as a result of termination for Cause, the Option (vested and unvested) will terminate immediately upon such Participant’s termination as a Service Provider, and the Participant will be prohibited from exercising his or her Option from and after the date of such termination as a Service Provider. For the avoidance of doubt, notwithstanding any vesting schedule set forth in the Participant’s Award Agreement, upon a Participant’s termination for Cause, all Options held by such Participant, vested and unvested, immediately will revert to the Plan.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(ii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    The Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(A)    extend the period of time for which the Option is to remain exercisable following the Participant’s termination from the limited period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

(B)    permit the Option to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Participant’s termination but also with respect to one or more additional installments in which the Participant would have vested under the Option had the Participant continued as a Service Provider.

(h)    Repricing Program. The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options covering the same or different number of Shares but with an exercise price per Share based on the Fair Market Value per Share on the new Option grant date.

Salt Blockchain Inc. 2019 Equity Incentive Plan

7.      Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)    Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that no Stock Appreciation Right may have a term of more than ten (10) years from the date of grant.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term, Section 6(f) relating to exercise and Section 6(g) relating to termination as a Service Provider also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.      Restricted Stock.

(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine, including, without limitation, any price to be paid by the Participant for such Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Award Agreement provides otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Award Agreement provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

9.     Compliance With Code Section 409A. All Awards granted hereunder are intended to be exempt from or comply with the requirements of Section 409A. Any ambiguities in this Plan or any Award granted hereunder will be interpreted to so comply with or be exempt from Section 409A, as appropriate. The terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with the foregoing intention. Notwithstanding any other provision in the Plan or an Award Agreement, the Administrator, to the extent it unilaterally deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with the regulations and other guidance issued under Section 409A; provided, however, that the Company makes no representation that the Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code.

To the extent that any payment or benefit described in this Plan or any Award Agreement constitutes “non-qualified deferred compensation” under Section 409A, then (i) to the extent that such payment or benefit is payable upon the Participant’s termination of employment, then such payments or benefits shall be payable only upon the Participant’s “separation from service” under Section 409A; (ii) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A and (iii) in no event may a Service Provider, directly or indirectly, designate the calendar year of a payment.

Salt Blockchain Inc. 2019 Equity Incentive Plan

Anything in this Plan or any Award Agreement to the contrary notwithstanding, if at the time of the Participant’s separation from service within the meaning of Section 409A, if the Company determines that the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Participant becomes entitled to under this Plan or any Award Agreement on account of the Participant’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Participant’s separation from service, or (B) the Participant’s death.

In no event does the Company guarantee any particular tax consequences, outcome or tax liability to Participants, and the obligation to pay taxes associated with participation in the Plan, including any liability imposed under Section 409A, will be the sole responsibility of the Participant. No provision of the Plan or any Award Agreement will be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from a Participant or any other individual to the Company. Whenever a payment under the Plan or an Award Agreement specifies a payment period, the actual date of payment within such specified period will be within the sole discretion of the Company, and no Participant will have any right (directly or indirectly) to determine the year in which such payment is made. In the event a payment period straddles two consecutive calendar years, the payment will be made in the later of such calendar years, and the Participant will have no control, directly or indirectly, over the taxable year in which any payment is made.

10.    Limited Transferability of Awards.

(a)    Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, an Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award (other than an Incentive Stock Option) transferable, such Award may only be transferred (i) by will; (ii) the laws of descent and distribution; or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

Salt Blockchain Inc. 2019 Equity Incentive Plan

11.    Adjustments; Merger or Change in Control.

(a)    Adjustments. In the event that any stock dividend, recapitalization, stock split, reverse stock split, reorganization, reincorporation, merger, consolidation, split-up, spin-off, combination, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs or in the event of a substantial reduction to the value of the outstanding Shares by reason of a spin-off transaction or extraordinary distribution, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will equitably adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b)    Change in Control.

(i)    In the event of a Change in Control, each outstanding Award, as determined by the Administrator in its sole discretion, may be (A) assumed by the successor corporation (or parent thereof) as set forth in Section 11(b)(vi) below, (B) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (C) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (D) replaced with a cash retention program of the Company or any successor corporation which preserves the spread existing on the unvested Shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those Shares over the aggregate purchase price payable for such shares) and, subject to Section 11(b)(iii), provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award Shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A.

(ii)    To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section 11(b)(i), such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Administrator at the time of the grant of the Award. The Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall be cancelled and terminated and the holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section 11(b)(iii), a lump sum cash payment in an amount equal to the product of (A) the number of Shares subject to such Award and (B) the excess of (I) the Fair Market Value per Share on the date of the Change in Control over (II) the per share exercise price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per Share on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(iii)    The Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section 11(b)(i)(D) or Section 11(b)(ii) to the same extent and in the same manner as such provisions apply to a holder of a Share.

(iv)    Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(v)    In the event of any Change in Control, the Administrator in its sole discretion may determine that all outstanding repurchase or forfeiture rights (A) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (B) are to be terminated and the Shares subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Administrator at the time the repurchase right is issued.

(vi)    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the Shares subject to that Award would have been converted in consummation of such Change in Control had those Shares actually been outstanding at that time. Appropriate adjustments shall also be made to (A) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (B) the exercise price or purchase price payable per Share under each outstanding Award, provided the aggregate exercise price or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Shares receive cash consideration for their Shares in consummation of the Change in Control, the successor corporation (or parent thereof) may, in connection with the assumption or continuation of the outstanding Awards and subject to the Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Share in such Change in Control.

(vii)    The Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that (A) all or a portion of the Award shall automatically accelerate and vest (and any repurchase or forfeiture rights of the Company with respect to the unvested Shares subject to that Award that become vested on such accelerated basis shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect or (B) all or a portion of the Shares subject to such Award will automatically vest on an accelerated basis should the Participant cease to be a Service Provider by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase or forfeiture rights applicable to those Shares do not otherwise terminate.

Salt Blockchain Inc. 2019 Equity Incentive Plan

(viii) The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

12.    Tax Withholding.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash; (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld; (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be based on the Participant’s minimum applicable withholding rate or such other rate permitted by the Administrator not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

13.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

Salt Blockchain Inc. 2019 Equity Incentive Plan

14.     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.

15.    Term of Plan. Subject to Section 19 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 16, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan; or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

16.    Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.     Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the grant and exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19.     Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Salt Blockchain Inc. 2019 Equity Incentive Plan

20.    Governing Law. The Plan and each Award Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Colorado.

21.    Successors and Assigns. The Company may assign any of its rights under this Plan and any Award Agreement to single or multiple assignees, and this Plan and any Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Plan and any Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

Salt Blockchain Inc. 2019 Equity Incentive Plan